                                                                                                                       EXHIBIT 20g
Metris Receivables, Inc.                                        Metris Master Trust                                 Monthly Report
Securityholders' Statement                                        Series 2004-2                                           Sep-2005

Section 5.2                                           Class A        Class M         Class B    Excess Collateral      Total
(i) Security Amount                                335,800,000.00  75,400,000.00  83,000,000.00  260,516,000.00     754,716,000.00
(ii) Security Principal Distributed                          0.00           0.00           0.00            0.00               0.00
(iii) Security Interest Distributed *                1,104,292.29     263,036.04     308,915.63      763,762.71       2,440,006.67
      Security Interest Distributed based on
       $1,000 per Security                              3.2885417      3.4885417      3.7218750        4.8156539        15.3146122
(iv) Principal Collections                          23,430,659.85   5,261,083.24   5,791,378.11    18,177,670.59     52,660,791.79
(v) Finance Charge Collections                       7,596,099.30   1,705,616.11   1,877,534.97     5,893,107.25     17,072,357.63
    Recoveries                                         286,549.99      64,341.48      70,826.83       222,307.50        644,025.80
    Pre-Funding Account/Funding Period Reserve
     Investment Earnings                                     0.00           0.00           0.00             0.00              0.00
    Accumulation Period Reserve Account
     Investment Earnings                                     0.00           0.00           0.00             0.00              0.00
      Total Finance Charge Collections               7,882,649.29   1,769,957.59   1,948,361.80     6,115,414.75     17,716,383.43
                    Total Collections               31,313,309.14   7,031,040.83   7,739,739.91    24,293,085.34     70,377,175.22
(vi) Aggregate Amount of Principal Receivables                 --             --             --               --  5,478,682,873.74
     Invested Amount (End of Month)                335,800,000.00  75,400,000.00  83,000,000.00   260,516,000.00    754,716,000.00
     Floating Allocation Percentage                     6.1292104%     1.3762432%     1.5149627%       4.7550845%       13.7755007%
     Fixed/Floating Allocation Percentage               6.1292104%     1.3762432%     1.5149627%       4.7550845%       13.7755007%
     Invested Amount (Beginning of Month)          335,800,000.00  75,400,000.00  83,000,000.00   260,516,000.00    754,716,000.00
     Average Daily Invested Amount                             --             --             --               --    754,716,000.00
(vii) Receivable Delinquencies
       (As a % of Total Receivables)                           --             --             --               --                --
      Current                                                  --             --             --            87.23% 5,024,030,413.45
      30 Days to 59 Days
       (1 to 29 Days Contractually Delinquent)                 --             --             --             4.67%   269,083,666.61
      60 Days to 89 Days
       (30 to 59 Days Contractually Delinquent)                --             --             --             2.25%   129,681,909.64
      90 Days and Over
       (60+ Days Contractually Delinquent)                     --             --             --             5.85%   336,731,465.63
                     Total Receivables                         --             --             --           100.00% 5,759,527,455.33
(viii) Aggregate Investor Default Amount                       --             --             --               --      8,041,404.16
       As a % of Average Daily Invested Amount                 --             --             --               --                --
       (Annualized based on 365 days/year)                     --             --             --               --             12.96%
(ix) Charge-Offs                                                0              0              0                0              0.00
(x) Servicing Fee                                              --             --             --               --      1,240,629.04
(xi) Unreimbursed Redirected Principal Collections             --             --             --               --              0.00
(xii) Excess Funding Account Balance                           --             --             --               --              0.00
(xiii) New Accounts Added                                      --             --             --               --           110,460
(xiv) Average Gross Portfolio Yield                            --             --             --               --             28.56%
      Average Net Portfolio Yield                              --             --             --               --             15.60%
(xv) Minimum Base Rate                                         --             --             --               --              6.26%
     Excess Spread                                             --             --             --               --              9.34%
(xvi) Principal Funding Account Balance                        --             --             --               --              0.00
(xvii) Accumulation Shortfall                                  --             --             --               --              0.00
(xviii) Scheduled date for the commencement
         of the Accumulation Period                            --             --             --               --         June_2006
        Accumulation Period Length                             --             --             --               --               N/A
(xix) Principal Funding Account Investment
       Proceeds Deposit                                        --             --             --               --              0.00
      Required Reserve Account Amount                          --             --             --               --      2,471,000.00
      Available Reserve Account Amount                         --             --             --               --              0.00
      Covered Amount                                           --             --             --               --              0.00
(xx) Aggregate Interest Rate Caps Notional Amount              --             --             --               --    600,000,000.00
     Deposit to the Caps Proceeds Account                      --             --             --               --              0.00
(xxi) Net Excess Spread Trigger Event Occurrence               --             --             --               --                No
     Invested Amount                                           --             --             --               --    754,716,000.00
     Current One Month Excess Spread (%)                       --             --             --               --              9.34%
     Current Three Month Average Excess Spread (%)             --             --             --               --              8.54%
     Note Reserve (%)                                          --             --             --               --              0.00%
     Note Reserve Maximum as of 10/18/05 ($)                   --             --             --               --                 0
       Note Reserve A/C,
        Beginning Balance, 9/01/05                             --             --             --               --                 0
       Current Month Deposits                                  --             --             --               --                 0
       Current Month Releases                                  --             --             --               --                 0
     Note Reserve Account,
       Ending Balance, 9/30/05                                 --             --             --               --                 0
     Class D Reserve Maximum ($)                               --             --             --               --         9,918,480
       Class D Reserve A/C,
        Beginning Balance, 9/01/05                             --             --             --               --        10,137,600
       Current Month Deposits                                  --             --             --               --                 0
       Current Month Releases                                  --             --             --               --          -219,120
     Class D Reserve Account,
      Ending Balance, 9/30/05                                  --             --             --               --         9,918,480



* Effective January 26, 2005, Class D Securities were issued out of the Excess Collateral of 2004-2. The interest due to these class D investors has been added to the Excess Collateral Security Interest Distributed.